Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE DECLARES QUARTERLY CASH DIVIDEND

PROVO, UTAH, November 20, 2008 — Nature’s Sunshine Products, Inc. (OTC:NATR), a leading manufacturer and marketer of encapsulated herbs and vitamins, today declared a 5 cents per common share quarterly cash dividend payable December 12, 2008 to shareholders of record on December 3, 2008.

The Company has declared consecutive quarterly cash dividends since 1988 pursuant to its cash dividend policy.

Nature’s Sunshine Products manufactures and markets through direct sales encapsulated and tableted herbal products, high quality natural vitamins, and other complementary products. In addition to the United States, the Company has operations in Japan, Mexico, Central America, South Korea, Canada, Dominican Republic, Venezuela, Ecuador, Peru, the United Kingdom and Ireland, Europe, Colombia, Brazil, The Russian Federation, Thailand, Israel, Singapore, Philippines, Australia, Taiwan, Hong Kong, Indonesia, Malaysia, China and Poland.  The Company also has exclusive distribution agreements with selected companies in Argentina, Australia, Chile, New Zealand, and Norway.

Contact:

Stephen M. Bunker	Steven S. Anreder
Chief Financial Officer	Anreder & Company
75 East 1700 South	10 East 40th Street
P.O. Box 19005	Suite 1308
Provo, UT 84605	New York, NY 10016
(801) 342-4370	(212) 532-3232

For more information, contact us at our website at www.natr.com.